EXHIBIT 99.1
Sunair Electronics, Inc. Approves Name Change to Sunair Services Corporation
FORT LAUDERDALE, Fla., Nov. 4 /PRNewswire-FirstCall/ — Sunair Electronics, Inc. (Amex: SNR — News) today announced that it has approved a name change from Sunair Electronics, Inc. to Sunair Services Corporation. A majority of the Company’s shareholders have taken action by written consent in lieu of a meeting approving an amendment to the Company’s Articles of Incorporation changing the name of the Company. The name change will become effective 20 calendar days after the Company mails an information statement to its shareholders notifying them of the name change. A copy of the information statement will be mailed to all shareholders of record as of November 2, 2005. It is anticipated that the name change will be effective on or about November 30, 2005.
The Company believes the name change to Sunair Services Corporation further enhances the entry into the pest control and lawn care services business and brands the Company and its subsidiary, Middleton Pest Control, Inc., as a premier provider of pest control and lawn care services. Middleton will continue to maintain its strong brand presence as a super-regional provider of pest control and lawn care services in the Southeastern United States. The Company’s high-frequency radio unit business will continue to operate under the Sunair Communications, Inc. subsidiary. The name change will enable the Company to foster greater name recognition in the marketplace and allow the Company to take better advantage of Sunair in the marketing of the services provided by the Company. The Company’s ticker symbol will remain the same, Amex: SNR.
“The Sunair name is already well known in the industries in which we operate,” stated John J. Hayes, CEO. “This change is a continuation of our branding program and reflects our focus on being a provider of pest control and lawn care services both regionally and nationally,” concluded Mr. Hayes.
About Sunair
Sunair Electronics, Inc., a Florida corporation, through its wholly owned subsidiary, Middleton Pest Control, Inc., with headquarters located in Orlando, Florida, provides pest control and lawn care services to both residential and commercial customers. Middleton provides essential pest control services and protection against termite damage, rodents and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs. Through its wholly owned subsidiary, Sunair Communications, Inc., Sunair also is engaged in the design, manufacture and sale of High Frequency (HF) systems utilized for long- range voice and data communications in fixed station, mobile and marine strategic applications. Since 1956, Sunair has maintained an established presence in domestic and international government and military markets, including the NATO community.
Sunair Electronics, Inc. was recently recognized as one of America’s 100 Fastest-Growing Small Public Companies in the nation by Fortune Small Business Magazine in a November 2005 article. To view the article go to: http://www.fortune.com/fortune/smallbusiness/Fsb100/articles/0,15114,1103930,0 0.html .
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the benefits of the name change. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements or those of its industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the risks inherent in new product and service introductions and the entry into new geographic markets, risks associated with general economic conditions and competition and other factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Copies of the Company’s SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.